U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A
(First Amended)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

RENEWABLE ENERGY AND POWER, INC.
(Exact name of registrant as specified in its charter)

Nevada	46-0973270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3395 W. Cheyenne Ave. #111
North Las Vegas, NV 89032
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (702) 294-0111

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $.001 Par Value  (Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

INDEX

Item #		Page #

1.	BUSINESS	4 – 16

2.	FINANCIAL INFORMATION	17

3.	PROPERTIES	18

4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18

5.	DIRECTORS AND EXECUTIVE OFFICERS	19 – 20

6.	EXECUTIVE COMPENSATION	21

7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	21

8.	LEGAL PROCEEDINGS	21

9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	22

10.	RECENT SALES OF UNREGISTERED SECURITIES	22

11.	DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED	22 – 24

12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS	24

13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	25

14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	25

15.	FINANCIAL STATEMENTS AND EXHIBITS	25

SIGNATURES		26

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (“the Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). These forward-looking statements are generally located in the material set forth under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Business” and “Properties” but may be found in other locations as well. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statement include, among others,

•	our growth strategies;

•	anticipated trends in our business;

•	our ability to make or integrate acquisitions; our liquidity and ability to fiancé our operations, acquisition and development strategies;

•	market conditions for each line of business;

•	impact of government regulation;

•	our financial position, business strategy and other plans and objectives for future operation.

We identify forward-looking statements by use of terms such as “may”, “will”,”expect”, “anticipate”,”estimate”,“hope”,“plan”, ”believe”, ”predict”, “envision”, “intent”, “will”, “continue”, “potential”, “should”, “confidant”, “could”, and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements under the “Risk Factors” section of this report and other sections of this report which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

Forward-looking statements speak only as of the date of this report or the date of any document incorporated by reference in this report. Except to the extent required by applicable law or regulations, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

ITEM 1. BUSINESS.

History of the organization

Renewable Energy and Power, Inc. (REAP) was incorporated on October 15, 2012, under the laws of the State of Nevada, for the purpose of conducting all legal business.

The Company is engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products will lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures.

The solar process will greatly increase the conversion of heat to electricity, and is patterned after technology that has been used in space exploration for many years.

Company Overview

Mission Statement of Renewable Energy and Power Inc.: Provide investors with an extraordinary return through supplying superior products to expanding markets.

Renewable Energy and Power Inc. provides Renewable Energy that is competitive with fossil fuels by employing proprietary new technologies, and combining them with existing solar and wind power generation and LED lighting.

Renewable Energy and Power is a combination of two synergistic, wholly-owned operating divisions:

1.  Solar Hybrid (Sol-Hy)

2.  LEDLites USA

These two divisions operating together within REAP create a synergistic effect for providing green energy. Both companies function in international markets that are in vigorous growth stages with long-term prospects, the solar components driven by federal and state legislation with tax incentives.

Solar Hybrid (Sol-Hy)

The primary technology of Solar Hybrid, trade name Sol-Hy, is in solar energy concentration and conversion to electricity. A proprietary holographic lens structure, optical light guide, multi-junction semiconductor, and licensing of patented interconnect technology enables Sol-Hy to offer far more efficient collection of solar energy than existing conventional technologies. These patented processes increasesolar cell interconnect reliability, providing higher electrical efficiency and significant production cost savings while conserving expensive semiconductor materials. The company has licensed a number of patents for this process, and will file proprietary patents on developing technology as well as trademarks, trade names and copyrights.

Sol-Hy’s competitive advantages in this field include:

•
A patentable solar panel that outputs twice the power in the same amount of space as competitors. The core technology has been proven for years in space satellites and is now ready for wide-spread general power generation.

•
The protection of patent Licenses in the United States and other countries with many more patents pending. The foundational intellectual property is protected and will continue to be built upon to maintain a competitive edge.

•
Product/vendor partnerships with the world’s best and well known solar technology companies such as Boeing Spectrolab Inc. and Spire Corporation. These two partners alone have a combined almost 100 years in the global solar technology business.

Spectrolab Inc., a wholly owned subsidiary of The Boeing Company, is the world’s leading merchant supplier of high energy multijunction solar cells for concentrated photovoltaic (CPV) and spacecraft power systems with proven reliability drawn from over six decades of experience in the space industry.Spire Corporation is the leading global solar company providing capital equipment to manufacture of PV modules and cells, turnkey solar manufacturing lines and PV systems. Spire has provided innovative solar technologies for over 30 years.

The key to Solar Hybrid’s success will be the performance and reliability of its panels. All of our patented and patent pending products and their components have been rigorously tested to stringent industry standards. Our products meet or exceed reliability and life-cycle viability. Certification by Underwriter Labs (UL) and other certification organizations are in full process and ISO 9001:2008 and ISO 14001:2004 certifications are underway. These certification guarantees and underwriting will allow worldwide product distribution and installation.

In a record year for the PV industry:

•	4,400 MW of PV are forecasted to come online throughout 2013, which represents 30% growth over 2012 installation totals.

•	2013 will be a record year for CSP as over 900 MW are expected to be commissioned by year’s end.

•	Cumulative PV capacity is projected to surpass 10 GW by year’s end.

•	Together, new solar electric capacity added in 2013 will generate enough clean energy to power over 860,000 average American homes.

Photovoltaic production has been increasing by an average of more than 20 percent each year since 2002, making it the world’s fastest-growing energy technology.

Europe remained the largest regional market with 16.48 GW of PV demand, almost 60% of global demand during 2012, but less than its 68% figure in 2011 and 82% in 2010.

The second largest region for PV demand was Asia with 8.69 GW, stimulated by the growth of the Chinese market during the second half of 2012.

PV demand from the Americas is now segmented across North America (US and Canada), and Latin America and the Caribbean. The Americas provided 13% of global PV demand in 2012, or 3.68 GW, indicating that the market in the US has the potential for large growth.

LEDLites USA

LEDLites USA is in the business of producing and marketing LED (Light Emitting Diode) light fixtures and components for both the residential and commercial markets. LED lighting is a green technology that consumes far less energy and requires much less maintenance than competing lighting technologies, making it highly competitive for both retrofit and new lighting systems.

Federal and State Legislation and Federal and State Tax Benefits are driving the LED lighting market not just in the United States but all over the world.

Federal Legislation includes the Energy Independence and Security Act of 2007 passed December 2007, confirmed July 15, 2011, will require phasing out low efficiency incandescent lighting starting in the year 2012 in favor of CFL (Compact Fluorescent Light) bulbs and other high Lumen per Watt technologies. But CFL is at best interim solution, far less efficient and more toxic (using mercury) than LED lighting which can be expected to be the lighting of choice as costs come down with the expansion of the market.

The federal Energy Policy Act of 2005offers tax incentives to energy-efficient commercial buildings. Any building that can cut its lighting power density by 25-50 percent is eligible to receive a tax reduction of 60 cents per square foot. By converting to LED bulbs, companies can reduce their light electric output by 80 percent. Not only do LED users see immediate reductions in their energy bills, they also receive government endorsed tax incentives for making their buildings more energy efficient.

LEDLites USA is:

•
A game changer with ground breaking industry disruptive technology. LEDLites USA has two developing patent applications in the United States and in other countries, and has the technology for other Design and Functionality/Utility patents that will be filed in the USA and internationally.

•
Has a unique selling proposition: LEDLites USA is the first company to enter the LED Lighting market with an extensive background in the design and manufacture of power supplies and associated thermal management. The current manufacturers of commercial lighting fixtures are basically assemblers of various metal, plastic and glass parts to form the fixture itself. The bulbs are manufactured by a third party as are the ballasts used in fluorescent lighting. There is no history of electronic technology these companies can refer to in the development of LED light fixtures.

LEDLites USA on the other hand, has its background in power supply technology and thermal management having been a spin-off of Multichip Display, Inc. in late 2009. For more than 20 years, Multichip Display has engineered and manufactured power supplies and electronic circuits for demanding military and commercial applications. These power supplies use multi-output switchers, linear and ferro-resonant topologies for the aerospace, defense, telecom, networking and industrial markets, in both custom and standard (VME, PCI, etc.) form factors. This relationship alone gives LEDLites USA a huge advantage in the LED light fixture marketplace, already documented in LEDLites USA Energy Star testing where its fixtures exceeded the efficiency requirements by over 90% - 80 lumens/watt required; 140 lumens/watt achieved.

Major customers of Multichip Display include Lockheed Martin Corporation, the Federal Aviation Administration, General Dynamics, The Boeing Company, Lightwave Communications, Photo-Etch, Raytheon, NASA, Symbol Technologies and the U.S. Army, Air Force and Navy. Through Multichip Display, LEDLites USA has built-in customer relationships with these major customers.

The key to LEDLites USA’s success will be the performance and reliability of our light fixtures.

Our world class partnerships with our vendors/suppliers are the other cornerstones of our product reliability. LEDLites USA will both leverage the technology of suppliers and develop technologies and intellectual properties of its own. Hundreds of millions of dollars have already been invested by component suppliers, for example in the LED chips themselves. Although, LEDLites USA has the flexibility to use several different suppliers of LED chips, they have developed special pricing contracts with primary suppliers. Flexibility of design will protect us from becoming someone else’s captive customer with high pricing.

LEDLites USA’s strategy is to develop and maintain a leadership position in the commercial solid state lighting (SSL) market through ongoing technology development. This ongoing improvement of the cost/benefit equation will reduce the commoditization of the market segments the company serves, preserving the best margin opportunities at the same time.

LEDLites USA’s vision is to become a market leader in LED light fixtures for both the retro-fit and new building sectors. LEDLites USA will utilize its superior knowledge in the field of power supplies and thermal management as well as its modular design technology to be a leader the LED revolution in the commercial lighting industry. By using a combination of partnerships with established corporations, green building groups and relationships it will build with federal, state and local governments, LEDLites USA is poised to become synonymous with the term "LED light fixture." This seamless integration into the mainstream consciousness of American builders, architects and engineers will solidify LEDLites USA as the clear market leader in the LED commercial light fixture segment.

LEDLites USA uses state-of-the-art patented and patent application products/components and overall technology structures to overcome all the traditional cost obstacles. Our technology dramatically improves LED light fixture energy conversion efficiency and significantly lowers the levelized cost of energy more than anything available anywhere in the world.

Our unique design approach gives LEDLites USA a platform for the Sun Harvesting, Motion Detection and light level selection options. These features provide LEDLites USA with an economic advantage as the energy savings afforded by these features can be significant – 20% to 30% above the normal savings provided by any competitive LED light fixtures. These technological advantages will be leveraged to the greatest extent possible.

LEDLites USA will use its core skills in thermal management, system packaging and manufacturing to develop and advance technology for two key purposes:

•	To develop product solutions that maintain a leadership position over its competitors based upon superior cost-benefit to its customers, as well as greater product functionality.

•	To drive down unit cost while maintaining the key domestic work-force through the advancement of manufacturing and assembly technology and processes.

Federal Legislation

The new energy bill (passed December 2007, confirmed July 15, 2011) will begin phasing out sales of incandescent lighting beginning in 2012.

Tax incentives

The federal Energy Policy Act of 2005 offers tax incentives to energy-efficient commercial buildings. Any building that can cut its lighting power density by 25-50 percent is eligible to receive a tax reduction of 60 cents per square foot. By converting to LED bulbs, companies can reduce their light electric output by 80 percent. Not only do LED users see immediate reductions in their energy bills, they also receive government endorsed tax incentives for making their buildings more energy efficient.

"LED lighting is 70-80% more efficient than traditional lighting and can create some very dramatic lighting effects,” states Roger Hale, energy consultant and owner of Commercial LED Lighting in Florida, "but the real asset of LED technology is the length of time these lights last." "Conservatively, we estimate that LED lights will last for at least 12 to 15 years, giving them a clear advantage over halogen and compact fluorescent lighting, (CFL)".

Because of our Thermal management and reliability of our power supply, LEDLites USA LED light fixtures will last twice as long as any of our competitor’s product.

Aspects of a Reporting Company

There are certain perceived benefits to being a reporting company.These are commonly thought to include the following:

•	increased visibility in the financial community;
•	compliance with a requirement for admission to quotation onthe OTC Bulletin Board or on the Nasdaq Capital Market;
•	the facilitation of borrowing from financial institutions;
•	increased valuation;
•	greater ease in raising capital;
•	compensation of key employees through stock options forwhich there may be a market valuation;enhanced corporate image.

There are also certain perceived disadvantages to being a reportingcompany. These are commonly thought to include the following:

•	requirement for audited financial statements;
•	required publication of corporate information;
•	required filings of periodic and episodic reports with theSecurities and Exchange Commission;
•	increased rules and regulations governing management,corporate activities and shareholder relations.

Neither the issuer nor any predecessor has been in bankruptcy, receivership or any similar proceeding. The Issuer has not had its securities delisted by any securities exchange or deletion from the OTC Bulletin Board nor has there been any current, past, pending or threatened legal proceedings or administrative actions either by or against the issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past, or pending trading suspensions by a securities regulator.

For the prior twelve months period ending September 30, 2013 and as of the date of this filing:

•	our fiscal year-end is September 30,
•	we have never been in bankruptcy, receivership or a similar proceeding,
•	we are not currently in default of the terms of any note, loan, lease, or other indebtedness or financing arrangement requiring us to make payments,
•	we have not had any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets other than mentioned above,
•	we do not currently have a pending or anticipated stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization,
•	we have never been delisted by any securities exchange, and
•
we do not have any current, past, pending or threatened legal proceedings or administration actions either by or against the Company that could have an effect on our business, financial condition, or operations and any current, past or pending trading suspensions by a securities regulator.

B. Business of Issuer

Since inception, the Company has never been a shell company as defined by Securities Act Rule 405. The Company’s primary and secondary SIC codes are 7600 (Miscellaneous Repair Services) and 3690 (Electrical Machinery, Equipment and Supplies).The Issuer is currently conducting operations in the electrical energy conservation industries. Sales and manufacturing are currently in the Led light market, focusing on products not requiring Underwriters Laboratories (UL) or Energy Star certification.

Renewable power generation equipment using solar, wind and thermal energy sources is in the developmental stage with designs and equipment awaiting certification. Implementation requires additional capital for tooling and certification by UL and other agencies before sales of the various designs and production products can be initiated. For a more detailed discussion on this, refer to: Item XVI- Management's Discussion and Analysis or Plan of Operation.

Total number of employees and number of full time employees

There are eight full time employees and all are full time.

ITEM 1A. RISK FACTORS

The Company has a limited operating history in the industries. The Company currently has limited revenues, has a shortage of funds to satisfy operating expenses, and is not currently able to generate sufficient cash flow to cover operating expenses. The Company's financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Without expansion, the Company most likely will continue to experience modest growth with limited results, but it may not be able to implement its planned growth and expansion. The Company is presently working on efforts to raise capital and management believes such funds will be raised.

An investment in the Company involves a number of significant risks. You should carefully consider the following risks and uncertainties in addition to other information in evaluating the Company and its business prior to purchasing shares of Common Stock. The Company’s business, operating results, and financial condition could be impacted or harmed due to any of the following risks. The risks described below are all of the potential risks of which we are currently aware. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Competition

If the Company is successful in its fundraising efforts, then it will be directly in competition with much larger, better funded and successful companies in each line of its business. If the Company cannot find an area of business in which it can compete, it will not be successful and may never generate sufficient revenues and profits to carry on a successful business.

Regulation

Regulations are changed almost from day to day in all business organizations. The burden of regulation from federal, state and local entities is a fact of life and will be a burden to any ongoing business.

Risks Related to our Business

Because we have a limited operating history, you may not be able to evaluate our operations accurately.

The Company has had limited operations to date and has generated limited revenue. Therefore, the Company has a limited operating history upon which to evaluate the merits of investing in the Company. Because the Company is in the early stages of operating our business, it is subject to many of the same risks inherent in the operation of a business with a limited operating history.

The Company needs additional financing.

The Company has generated limited revenue and is primarily dependent on the availability of financing in order to continue its business. There can be no assurance that financing sufficient to enable us to continue operations and construct new facilities will be available in the near future. The Company’s failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in its inability to continue as a going concern and, as a result, investors in the Company could lose their entire investment.

If the Company fails to adequately manage the size of the business, it could have a severe negative effect on the Company’s financial results or stock price.

The Company believes that in order to be successful it must appropriately manage the size of its business. This may mean reducing costs and overhead in certain economic periods and selectively growing in periods of economic expansion. In addition, the Company will be required to implement operational, financial and management information procedures and controls that are efficient and appropriate for the size and scope of operations. The management skills and systems currently in place may not be adequate and the Company may not be able to manage any significant cost reductions or effectively provide for growth.

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of the services of our management team and other key employees, many of whom are vital to the Company's future success, and the availability of new employees to implement our business plan. The market for skilled employees is highly competitive, especially for employees in technical fields. Although our compensation programs are intended to attractand retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time and competition for qualified personnel, especially technical engineers, is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified engineering and marketing personnel in the industry that we operate. The loss of the services of any key engineering, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

We depend upon our senior management and their loss or unavailability could put us at a competitive disadvantage.

Our success depends largely on the skills of certain key management, including Donald M. MacIntyre (the Company's Chairman, President and Chief Executive Officer), Dr. Richard Chicotka (the Company's Manager of Operations) and Dr. Jonathan Melman (the Company's Manager of R&D). The loss of the services of any or all of these individuals could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management’s attention away from operational issues.

Adverse changes or interruptions in our relationships with third parties could affect our business operations and impair the quality of our service and reduce our revenues.

Although our business is not substantially dependent on any agreement with any specific third party, we rely on various relationships with vendors which terms could affect our access to inventory and reduce revenues. All of the relationships we have are freely terminable upon notice. We cannot assure you that our arrangements with third parties will remain in effect or that any of these third parties will continue to supply us with the same level of access to inventory in the future. If access to inventory is affected, or ourability to obtain inventory on favorable economic terms is diminished, it may reduce our revenues. Our failure to establish and maintain representative relationships for any reason could negatively influence our systems and reduce our revenues.

Potential and evolving government regulation could impose taxes or other burdens on our business that could increase our costs or the demand for our services.

Increased regulation regarding the industry could increase the cost of our doing business or otherwise reduce our sales and revenues. Additionally, changing laws, rules and regulations, and legal uncertainties may adversely affect our business, financial condition, and results of operations. Our business, financial condition, and results of operations could be adversely affected by unfavorable changes in or interpretations of existing, or the promulgation of new laws, rules and regulations applicable to us and our business, including those relating to energy and waste disposal.

Risks Related to our Stockholders and Shares of Common Stock

Trading on the Pink Sheets may be volatile and sporadic, which could depress the market price of our Common Stock and make it difficult for our stockholders to resell their shares.

Trading in stocks quoted on the Pink Sheets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a Company’s operations or business prospects. This volatility could depress the market price of our Common Stock for reasons unrelated to our business or operating performance. Moreover, the Pink Sheets is not a stock exchange, and trading of securities on the Pink Sheets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the American Stock Exchange. Accordingly, stockholders may have difficulty reselling any of their shares of Common Stock.

Our Common Stock price may be volatile and could fluctuate widely in price which could result in substantial losses for investors.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations by competitors;
•	governmental regulation of our products and services;
•	additions or departures of key personnel;
•	decline in demand for our Common Stock;
•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	loss of any strategic relationships;
•	industry developments;
•	lack of funding generated for operations;
•	investor perception of our industry or our prospects;
•	general economic trends and other external factors; and
•	period-to-period fluctuations in our financial results.

Because we have had limited revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our Common Stock may be materially and adversely affected by these market fluctuations.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future on our Common Stock. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends in the near future. The payment of cash dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Because five of our executive officers and directors maintain ownership of up to 58.5% of the outstanding shares of the Common Stock of the Company, they will control our operations.

Donald MacIntyre (our Chairman, President and Chief Executive Officer) and four other officer and directors own an aggregate of 58.5 % of the outstanding shares of the Common Stock of the Company. As a result of this ownership, they will be able to elect all of our directors and entirely control our operations. If their decisions are incorrect or if the Company cannot raise sufficient operating capital or sustain itself on its remaining revenues, we could go out of business and you would lose your investment.

We intend to apply in the future to have our stock quoted on the OTC Bulletin Board, however, until such application is approved, our Common Stock will be traded on the Pink Sheets. Further, current penny stock regulations may impose certain restrictions on marketability of our stock.

Until such time in the future that our application to be listed on the OTC Bulletin Board is approved, our Common Stock will be traded on the Pink Sheets under the symbol “REAP.” The Pink Sheets is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges which may cause difficulty in conducting trades and difficulty in obtaining future financing.

Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose Common Stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the Pink Sheets, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services such as the Dow Jones News Service generally do not publish press releases about such companies, and (iii) to obtain needed capital.

A sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

The market price of our Common Stock could decline because of sales of substantial amounts of our Common Stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of Common Stock.

We have historically experienced losses in our operations. If we are unable to reverse this trend, we may be forced to cease operations.

During the six months ended March 31, 2014, we experienced a net loss of $37,245. Our operating results for future periods will include significant expenses, including developmental expenses, the building of new facilities, potential marketing costs, professional fees and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether when we will achieve profitability in the future, or at all.

We have limited working capital as of March 31. 2014 but will face significant capital requirements in the future. Since we may incur losses in the future until we are able to generate sufficient revenues to offset our expenses, investors may be unable to sell our shares at a profit or at all.

We had a net loss of $213,017 for the initial year of our existence ended September 30, 2013, and had an additional loss of $37,245 for the six months ended March 31, 2014. Because we have not yet achieved or acquired sufficient operating capital and given these financial results together with our expected cash requirements in our immediate future, additional capital investments will be necessary to develop and sustain our operations.

We may be unsuccessful in our attempts to raise sufficient capital to fund our plans.

We continue to incur operating expenses, including salaries, but we have not yet obtained sufficient financing to effectively carry out our plans nor have we received sufficient operating revenues to support our human and equipment infrastructures. Until such time that we are successful in obtaining additional financing or achieve sufficient operating revenues to carry out our business strategy, there is significant risk that our business operations may be materially impaired.

Additional issuances of equity securities may result in dilution to our existing stockholders.

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of Common Stock may deter or delay changes in management. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our Common Stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Because of such dilution, proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

In addition, as we procure additional financing and acquire additional business assets, we will potentially grant shares, as well as warrants and stock options, to the financiers and shareholders of target companies. To the extent that additional shares are issued, notes are converted, and stock options and warrants are exercised, the shares that are issued may result in an oversupply of shares and an undersupply of purchasers, thereby diluting the market for our shares.

Our notes to our audited financials for the fiscal year ended September 30, 2013 includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

The notes accompanying our September 30, 2013 audited financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern." Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders may be materially and adversely affected.

If we fail to establish and maintain an effective system of internal controls over financial reports, we may not be able to accurately report our financial results or prevent fraud and this could adversely affect our operating results.

We may not be able to establish or maintain adequate internal controls over financial reporting. Due to lack of historical operating data, many of our internal controls and reporting systems are being designed as our business model develops. We rely on existing reporting systems that may have been implemented for different business models and may not function as intended. We are currently taking steps to strengthen our internal controls, we cannot be certain these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. We also cannot be certain that the interim REAPs we have taken, pending full implementation of these measures, to preserve our ability to accurately record, process, and summarize financial data and prepare our financial statements and reporting, will be effective. Many of these interim steps are time and labor intensive and rely on manual procedures, which makes them difficult to maintain for an extended period and increases the risk of errors. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

Moreover, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, should we become a reporting company responsible to file financial statements with the SEC, we may be required at some point to furnish a report by our management on our internal control over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management. Such report will also contain a statement that our auditors have issued an attestation report on management’s assessment of such internal controls.

When appropriate, we will perform a system and process documentation and evaluation needed to comply with Section 404, which is both costly and challenging. Management may identify one or more material weaknesses in our internal control over financial reporting. If such occurs, we will be unable to assert such internal control is effective. If we are unable to assert that our internal controls over financial reporting are effective (or if our auditors are unable to attest that our management's report is fairly stated or they are unable to express an opinion on our management's evaluation or on the effectiveness of the internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which in turn could have an adverse effect on our stock price.

ITEM 2. FINANCIAL INFORMATION

PLAN OF OPERATION.

Solar Hybrid

Solar Hybrid will initially participate as a contractor for solar farms in the US and Mexico, with the intent to generate revenue to assist in the development and manufacturing process of our panels. Solar Hybrid will install commercially available silicon panels on these farms until the Solar Hybrid panels have passed UL approval. We are presently in negotiations with five potential sites for solar farms in the range of 7 to 10 Mega Watts each. One sales and engineering strategy is to work with the developers of wind farms, solar farms and integrated solar/wind farms, maximizing overall power output.

These farms may utilize conventional panels, Solar Hybrid panels, or a combination of both types of panels. The revenue generated from the development of these farms will assist in funding the manufacturing efforts for the Sol-Hy panels, in addition to improving Solar Hybrid’s timeline to profitability. This strategy will yield both reliability data and engineering feedback, while demonstrating to potential customers the advantages of the Sol-Hy products.

Solar farms need to maximize power per acre of land. This power is typically fed directly into the grid. The ROI for the solar farm will be dramatically improved due to our increased power per unit area. Also, due to the patented lens technology on our panels, there is less need, (or no need) to use expensive tracking systems for solar farms. Sun light tracking system(s) will add between $1.50 to 2.00 per watt to the cost of the farm. A 5MWp farm will have to increase its cost by as much as $10M when implementing trackers. This cost could be eliminated by the use of the Sol-Hy panels

LEDLites USA

LEDLitesUSA has delivered lights for use on US Military installations. Our existing products meet EMI (Electro Magnetic Interference) standards which are established by the FCC and will be certified by, UL (Underwriters Laboratories). Our current products also meet EPA requirements (formerly administered by the DOE, Department of Energy) for Energy Star certification which is not required but without this certification, our products would not qualify for most Federal and State rebate programs. Our LED light fixtures exceed the Energy Star efficiency requirements.

Initial production is based in Las Vegas and has a distributor working to secure contracts from the major casinos and commercial accounts in the area. Past install of LED lights and new bids are currently in place to Planet Hollywood /Miracle Mile Mall for retrofit of fixtures to LED lights. National distribution is through a sales representative network spanning the nation, with a lead coordinator that worked for Cree Lighting in the LED lighting market.

A special line of products utilizing the technology purchased from Multichip Display Inc., employ’s thermal management vapor transport heat pipes to produce high intensity LED refitting of automobile dealership and airport lights. These applications require 1,000 watt light fixtures in an outdoor environment where thermal management is the key to long LED lifetime operation, guaranteed to be greater than five years through the use of the heat pipe technology.

ITEM 3. PROPERTIES.

The company presently subleases it Executive Offices and manufacturing space in North Las Vegas, Nevada. The total area of the premises is approximately 6,000 square feet of space.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this filing, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) by each of our current directors and executive officers as identified herein, and (iii) all of the Company’s directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock and options, warrants, and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of the Company are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, or convertible securities for the purpose of computingthe percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Per-centage Owned

Common Stock	Donald MacIntyre (Chairman, President and CEO 3395 W. Cheyenne Ave. N. Las Vegas , NV 89032	40,420,000	54.239

Common Stock	Bruce Parsons (Chief Financial Officer) 3395 W. Cheyenne Ave. N. Las Vegas, NV 89032	533,360	0.716

Common Stock	Bruce MacIntyre (Secretary) 3395 W. Cheyenne Ave. N. Las Vegas, NV 89032	533,360	0.716

Common Stock	Alan Lipinski (VP Sales and Marketing) 3395 W. Cheyenne Ave. N. Las Vegas, NV 89032	100,000	0.134

Common Stock	Perry Barker 3395 W. Cheyenne Ave. N. Las Vegas, NV 89032	2,000,000	2.684

Common Stock	All Officers and Directors as a group (5 persons)	43,586,720	58.489

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

A. Officers and Directors

Our management team is comprised of enthusiastic, well educated, and motivated personnel having a combined experience of over 100 man years. We have collectively provided technical products and services, both domestically and internationally to the automotive, rail, space, aerospace, construction and service industries.

Members of our Board of Directors serve until the next annual meeting of shareholders and until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors. Our current officers and directors are:

Donald MacIntyre	Chairman, President, and Chief Executive Officer, Director

Richard Chicotka	Chief Operations Manager

Jonathan Melman	Chief of Research and Development

Bruce Parsons	Chief Financial Officer and Treasurer

Alan Lipinski	Vice President Sales and marketing

Bruce MacIntyre	Director, Secretary

Donald MacIntyre – Chairman, President and Chief Executive Officer - over 30 years experience in the semiconductor and electronics industries Founder of a number of companies, piloting them through their early growth periods. CEO of several electronic companies with buy-outs by Black & Decker, Cypress Semiconductor and founder of Stars Microelectronics (Public Co) Thailand Ltd. University of Delaware,

BSME Northrop Institute of technology; over 14 patents in Semiconductor technology, Multiple patents in semiconductor equipment and process, awarded Silicon Valley Guru for technological achievement.

Richard Chicotka, PhD – Chief Operations Manager - over 20 years senior management experience and hands on experience in the semiconductor industry including lengthy experience with semiconductor material science, thin films, solar cell, chip packaging, product development, roll out of new technology manufacturing, research and development, semiconductor process engineering, wafer fabrication companies, thirty publications in the field of solid state semiconductor science and technology, five patents, four patents pending and 40 technical disclosures published in areas of semiconductor science and technology, several major IBM Outstanding Contribution Awards, three levels of IBM Invention Achievement Awards.

Jonathan Melman, PhD – Manager of Research and Product Development- over 10 years experience in scientific research and semiconductor industry applications engineering, including developing novel remote phosphor lighting products, rare earth element containing materials for direct use and as materials precursors, catalysts and photocatalysts as part of the DOE’s Hydrogen Economy Centers of Excellence, biocompatible metal oxide nanoparticles, biodiesel processes, biomedical polymers, contributed to multiple start-up ventures as well as conducting research at Stanford, the University of Vermont, Rutgers, Florida State, and Northwestern, 4 issued patents, 12 published papers, and 2 invited talks, PhD in Rare Earth Chemistry from Rutgers, State University of New Jersey , BA in Chemistry from Northwestern University.

Bruce Parsons – Chief Financial Officer and Treasurer – over 33 years experience in semiconductors as Program/Product/Sales/Marketing/Administration/Finance Mgr. at Fairchild, Signetics, Philips, LSI Logic, Best Electronics and Probe Array Corporation. Graduate of Stanford University.

Alan Lipinski –VP Sales and Marketing– 20 years in international sales and marketing for EDA, Auto Test Equipment and Solar Energy at companies such as Computervision, GenRad, Fairchild, Daisy and Xslent Energy Technology.

Bruce MacIntyre – Secretary – Copy Editor for Big Eight accounting firms Touche-Ross and Coopers and Lybrand; Technical Writer and Marketing Director for semiconductor assembly firms Amedyne and Ling Electronics; partner in computer chip upgrade manufacturer Macmanco; B.A. from Boston University with Honors in English Language and Literature.

B.  Legal/Disciplinary History

During the past five years, none of our directors, executive officers or persons that may be deemed promoters is currently or have been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excludingtraffic violations and other minor offenses); (iii) being subject to any order, judgment or decree,not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

C.  Disclosure of Family Relationships.

Donald MacIntyre our CEO and Bruce MacIntyre the corporate secretary are brothers. There are no other family relationships.

ITEM 6. EXECUTIVE COMPENSATION

The table below sets forth the compensation of our executive officers.

Name of Officer/Director	Position Held	Compensation*
Donald MacIntyre	President and Chief Executive Officer	$98,800
Richard Chicotka	Manager of Operations	$72,000
Jonathan Melman	Manager of Research and Development	$72,000
Bruce Parsons	Chief Financial Officer and Treasurer	$55,000
Alan Lipinski	Vice President Sales and Marketing	$55,000
Bruce MacIntyre	Secretary	$55,000
________________
* All executive officers began accruing compensation on October 1, 2013.

Our directors are compensated as follows: the Company's Chairman and Secretary each receive $500 per meeting attended, directors each receive $350 per meeting attended, and any non-directors who are invited to attend a meeting receive $250 per meeting attended.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by REAP for the benefit of employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

There were no material transactions, or series of similar transactions, during the life of the company except as set out in the financial statements attached hereto and becoming a part hereof, in which an officer or director or any security holder who holds more than five percent of the total equity of company, or any immediate family member of any of the foregoing persons, had an interest.

ITEM 8. LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against REAP.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)
Market Price. Renewable Energy and Power, Inc. does not have a stock symbol on the OTC Markets. There is no organized trading market for REAP’S common stock as it is NOT listed on any stock exchange. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. There is no common stock or otherequity subject to any outstanding options or warrants or any securities convertible into common stock of REAP nor is any common stock currently being publicly offered by REAP. At the time of this registration, some shares issued by REAO are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission and the requisite holding period has been met. Therefore these shareholders of REAP could offer their shares for sale pursuant to such rule.

(b)
Holders. The issued and outstanding shares of the common stock of  REAP were issued to shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

(c)
Dividends. REAP has not paid any dividends and has no plans to do so in the immediate future. REAP presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would becontingent upon REAP’S Revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of REAP's Board of Directors.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

All securities sold by us during the life of the Company were not registered under the Securities Act.

ITEM 11. DESCRIPTION OF REGISTRANT'SSECURITIES TO BE REGISTERED

The authorized capital stock of REAP consists of 200,000,000 shares of common stock, par value $.0001 per share, of which there are issued and outstanding. There are no provisions for preferred stock, or any other class besides common stock to be issued.

The following statements relating to the capital stock set forth the material terms of the securities of REAP; however, reference is made to the more detailed provisions of, and such statements are qualified intheir entirety by reference to, the certificate of incorporation and the bylaws, copies of which are filed as exhibits to this registration statement.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of REAP, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Certain shares of stock are held by California State treasurer, issued under the laws of escheatment, such shares are presently not voting shares.

Holders of common stock have no preemptive rights to purchase the common stock of REAP. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

There is no preferred stock authorized for REAP.

Trading of Securities in Secondary Market

REAP’S Common stock does as yet trade on any markets, but after the effective date of this filing, and submission to FINRA for a stock symbol, the company will comply with the requirements for trading on the OTC Markets.com. As the company matures the following trading in secondary markets will become important.

In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

In order to have its securities quoted on the OTC Bulletin Board acompany must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted onthe OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible. In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of REAP will be traded following a business combination and qualification of its securities for trading.

The National Securities Market Improvement Act of 1996 limited theauthority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, REAP will be requiredto, and will, file reports under Section 13 of the Exchange Act. As a result, sales of REAP's common stock in the secondary market by theholders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

From inception in 2012 thru the date of filing, the following shares were issued. These shares were all issued under an exemption to the Securities Act of 1933 as amended and certain shares were issued by conversion of a convertible debenture and these shares remain freely tradable. A regression table for the issuance of the stock is presented below:

Date	Event	Shares Issued	Total Outstanding
10/15/12	Initial Asset Purchase	42,010,000	42,010,000
10/31/12	Unregistered Stock Purchase	2,020,000	44,030,000
3/21/13	Debt Conversion	29,330,000	73,360,000
6/28/13	In Lieu of Salaries	1,161,720	74,521,720

Transfer Agent

Management anticipates that Platinum Stock Transfer will continue to serve as transfer agent for the Company.

Additional Information

This registration statement and all other filings of REAPwhen made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at
www.sec.gov. REAP will be subject to the reporting requirementsof the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of the State of Nevada provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Nevada or (iv) for any transaction from which the director derived an improper personal benefit. REAP's certificate of incorporation contains such a provision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REAP is a smaller reporting company in accordance with Regulation S-X.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTINGAND FINANCIAL DISCLOSURE

There are no disagreements with the findings of its present accountants.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Set forth below are the audited financial statements for REAP for the period ended September 30, 2013, and unaudited for the period ended March 31, 2014. The following financial statements are attached to this report and filed as a part thereof.

RENEWABLE ENERGY AND POWER, INC.

In accordance with Section 13 OR 15(D) of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 3, 2014	By:	/s/ Donald MacIntyre
Donald MacIntyre
Chief Executive Officer

Renewable Energy and Power, Inc.

Financial Statements

and

Report of Independent Registered Public Accounting Firm

For the Period from Inception (October 15, 2012) through September 30, 2013

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Renewable Energy and Power, Inc.

We have audited the accompanying balance sheet of Renewable Energy and Power, Inc. (the “Company”) as of September 30, 2013 and the related statements of operations, shareholders’ equity and cash flows for the period October 15, 2012 (Inception) through September 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renewable Energy and Power, Inc. at September 30, 2013 and the results of its operations and cash flows for the period October 15, 2012 (Inception) through September 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited revenues and has a working capital deficiency, both of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 4 to the financial statements, all of the Company’s accounts receivable at September 30, 2013 and revenues generated for the period from October 15, 2012 (Inception) through September 30, 2013 are due to transactions with Multichip Display, Inc., (MDI) a shareholder of the Company. Additionally, MDI is a significant vendor and also provides assembly labor.

By:	/s/ Turner, Stone & Company, L.L.P.
Name:	Turner, Stone & Company, L.L.P.

Certified Public Accountants
Dallas, Texas
March 18, 2014

Renewable Energy and Power, Inc.
Balance Sheet
September 30, 2013

Assets
Current Assets:
Cash	$80
Accounts receivable from MDI (Note 4)	327,080
Inventories	354,674
Total current assets	681,834

Property and equipment, net of accumulated depreciation of $40,921	409,579
Intangibles, net of accumulated amortization of $45,833	246,177
Other assets	5,000
$1,342,590

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable to MDI (Note 4)	$402,656
Accounts payable to others	11,566
Accrued interest payable to shareholder	18,333
Total current liabilities	432,555

Convertible note payable to MDI (Note 4)	250,000
Total liabilities	682,555

Shareholders' Equity:

Common stock, 200,000,000 shares authorized, par value $.001 per share, 74,521,720 shares issued and outstanding	74,522
Additional paid-in capital	798,530
Accumulated deficit	(213,017)
Total shareholders' equity	660,035
$1,342,590

The accompanying notes are an integral part of these financial statements.

Renewable Energy and Power, Inc.
Statement of Operations
For the Period from October 15, 2012 (Inception) through September 30, 2013

Revenues	$327,080

Cost of revenues:
Direct production costs	257,795
Inventory write-off	3,922
261,717
Gross profit	65,363

Operating expenses:
General and administrative	53,621
Amortization	45,833
Depreciation	40,921
Consultants	119,672
Interest expense	18,333
278,380

Loss from operations before federal income taxes (benefit)	(213,017)

Federal income taxes (benefit)	-

Net loss	$(213,017)

Loss per share, basic and dilutive	$(0.00)

Weighted average shares outstanding	60,021,900

The accompanying notes are an integral part of these financial statements.

Renewable Energy and Power, Inc.
Statement of Shareholders' Equity
For the Period from October 15, 2012 (Inception) through September 30, 2013

			Excess Over	Accumulated
	Shares	Par Value	Par Value	Deficit	Total

Balance at October 15. 2012	-	$-	$-	$-	$-

Founding shares issued to initial shareholder group	42,010,000	42,010	-	-	42,010

Shares issued for cash to two initial shareholders	2,020,000	2,020	9,980	-	12,000

Cash donated by an initial shareholder	-	-	2,370	-	2,370

Conversion of convertible notes payable from MDI and an initial shareholder	29,330,000	29,330	658,670	-	688,000

Donated property and equipment	-	-	12,500		12,500

Shares issued for services	1,161,720	1,162	115,010	-	116,172

Net loss	-	-	-	(213,017)	(213,017)

Balance at September 30, 2013	74,521,720	$74,522	$798,530	$(213,017)	$660,035

The accompanying notes are an integral part of these financial statements.

Renewable Energy and Power, Inc.
Statement of Cash Flows
For the Period from October 15, 2012 (Inception) through September 30, 2013

Cash flows from operating activities:
Net loss	$(213,017)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	86,754
Consultants paid with stock	116,172
Changes in operating assets and liabilities:
Accounts receivable from MDI	(327,080)
Inventories	(104,674)
Other assets	(5,000)
Accounts payable to MDI	402,656
Account payable to others	11,566
Accrued interest payable to shareholder	18,333
Net cash used in operating activities	(14,290)

Cash flows from financing activities:
Cash received for common stock	14,370
Net cash provided by financing activities	14,370

Net increase in cash	80

Cash at beginning of period	-

Cash at end of period	$80

Supplemental Disclosures of Cash Flow Information

Property and equipment acquired for convertible note payable from MDI	$438,000
Inventory acquired for convertible note payable from an initial shareholder	$250,000
Conversion of convertible notes payable from MDI and an initial shareholder to equity	$(688,000)
Intangibles acquired from MDI for convertible note payable	$250,000
Intangibles acquired for restricted common stock to initial shareholder group	$42,010

The accompanying notes are an integral part of these financial statements.

Renewable Energy and Power, Inc.
Notes to Financial Statements

Note 1 – Nature of Business

Renewable Energy and Power (REAP or the Company) was incorporated on October 15, 2012, under the laws of the State of Nevada, for the purpose of conducting all legal business. The Company is engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products are designed to lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures. The solar process is designed to greatly increase the conversion of heat to electricity, and is patterned after technology that has been used in space exploration for many years.

Note 2 – Going Concern

These financial statements for the period ended September 30, 2013 were prepared assuming the Company will continue as a going concern. During our recent period ended September 30, 2013, the Company has incurred a net loss of $213,017. The Company will need to generate significant revenue in order to achieve profitability and may never become profitable.

The Company has begun principal operations and, as is common with a start-up company, the Company has had recurring losses during its early stage. The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenue sufficient to cover its operating costs and may not allow it to continue as a going concern. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

Note 3 – Summary of Significant Accounting Policies

Management estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue from sales at the time the products are shipped, the price is determinable, the customers are invoiced and payment is reasonably assured. Invoices are due on a net 30 day basis. Shipping and handling costs are billed to customers and netted against shipping and handling expenses incurred by the Company, which are included in cost of revenues. All of the Company’s sales are to Multichip Display, Inc. (MDI), a shareholder of the Company. See Note 4.

Renewable Energy and Power, Inc.
Notes to Financial Statements

Cash and cash flows

For purposes of the statement of cash flows, cash includes demand deposits, time deposits, certificates of deposit and short-term cash equivalent investments with original maturities at the date of purchase of less than three months. The Company maintains deposits in three financial institutions. At September 30, 2013, the Federal Deposit Insurance Corporation (FDIC) provided insurance coverage of up to $250,000, per depositor, per institution. At September 30, 2013, none of the Company’s cash and cash equivalents were in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

Accounts receivable

The Company grants credit, generally without collateral. The Company performs periodic credit evaluations of its customers’ financial condition and believes that its customer acceptance, billing and collection policies are adequate to minimize potential credit risk. The Company has not incurred any credit losses to date. The Company provides an allowance for doubtful accounts that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. The allowance for bad debt is $0 at September 30, 2013. Normal accounts receivable past due more than 30 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. All of the Company’s receivables are from MDI, a related party. See Note 4.

Inventories

Inventories are carried at the lower of cost (first-in, first-out, FIFO) or market (net realizable value) and include primarily Silicon wafers and displays with drivers. The inventories were purchased from two related parties during the period ended September 30, 2013. At September 30, 2013, inventories consisted of parts and supplies. See Notes 4 and 5.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of ten years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods. For the period ended September 30, 2013, depreciation expense totaled $40,921. The property and equipment at September 30, 2013 was acquired from related parties. See Notes 4 and 5.

Renewable Energy and Power, Inc.
Notes to Financial Statements

Intangibles

Costs incurred to acquire certain intangible assets, such as designs and specifications of products to be manufactured were capitalized and amortized by straight-line methods over an estimated useful life of five years. Intangible assets are stated at the lower of cost or estimated fair market value. During the period ended September 30, 2013, the Company capitalized $250,000 of such costs incurred for the acquisition of the Company’s intangible assets from MDI, a shareholder of the Company through a convertible note payable. See Note 4. The Company obtained an appraisal of intangibles dated October 25, 2012 to determine the fair market value which approximated the cost.

Amortization expense for the period ended September 30, 2013 was $45,833. The Company estimates its amortization expense related to these assets will approximate $58,400 for the years ending September 30, 2014 through 2017 and $12,600 for the year ending September 30, 2018.

Long-lived assets

In accordance with ASC Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the period ended September 30, 2013, the Company had not identified any such impairment losses.

Income taxes
The Company accounts for income taxes under Accounting Standards Codification (ASC) Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Renewable Energy and Power, Inc.
Notes to Financial Statements

Fair value measurements

ASC Topic 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the customer’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Fair value of financial instruments

In accordance with the reporting requirements of ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at the balance sheet dates.

Per share information

The Company computes net loss per share in accordance with ASC Topic 205 “Earnings per Share.” ASC Topic 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. As of September 30, 2013, there were no potentially dilutive shares.

Stock-based compensation

The Company has not adopted a stock option plan, but common stock was issued in lieu of cash compensation for certain employees.

Recent accounting pronouncements

During the period ended September 30, 2013 and through March 18, 2014, there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Subsequent events

In preparing the financial statements, the Company has reviewed, as determined necessary by the Company’s management, events that have occurred after September 30, 2013, up until the issuance of the financial statements, which occurred on March 18, 2014.

Renewable Energy and Power, Inc.
Notes to Financial Statements

Note 4 – Related Party Transactions with Multichip Display, Inc. (MDI)

MDI is owned by a shareholder of the Company. The Company has an exclusive contract to manufacture products under contract from MDI. MDI will be the sales agent for certain government and private company contracts; REAP manufactures products based on bid prices as agreed between the parties. The Company has also agreed to purchase parts from MDI. As part of the agreement, MDI has agreed to support the operations of the Company through May 1, 2014. MDI is both a significant customer and significant vendor of the Company. For the period ended September 30, 2013, all of the Company’s sales and accounts receivable of $327,080 resulted from transactions with MDI.

	Amount	Percent

Sales to MDI	$327,080	100%
Receivable from MDI	327,080	100%
Inventory purchases from MDI	256,662	51%
Labor billed and included in cost of revenues from MDI	109,729	100%
Accounts payable to MDI	402,656	93%

The agreement with MDI includes an offset clause for accounts receivable from MDI and accounts payable to MDI. Neither party has requested to offset the balance.

Acquisition of equipment from MDI

On November 2, 2012, the Company acquired equipment from MDI totaling $438,000 through the issuance of a convertible note payable. The Company obtained an appraisal of the equipment on October 25, 2012 which valued the equipment at $438,000 just prior to the acquisition. The convertible note payable bore an interest rate of 8% and matures on December 31, 2014. The rate of conversion is $0.10 per share and is convertible at the option of the lender. On January 7, 2013, the convertible note payable was converted into 4,330,000 shares of common stock. Since the fair market value of the Company’s common stock is not readily determinable, there was no gain or loss recognized on the conversion.

Acquisition of intangibles from MDI

On November 2, 2012, the Company acquired designs and technology for the light emitting diode manufacture from MDI totaling $250,000 through the issuance of a convertible note payable. The Company obtained an appraisal of intangibles dated October 25, 2012 to determine the fair market value which approximated the cost. The convertible note payable bears an interest rate of 8% and matures on December 31, 2014. The rate of conversion is $0.10 per share and is convertible at the option of the lender. If the lender converts, all accrued interest is forfeited. The note balance outstanding is $250,000 and accrued interest is $18,333 at September 30, 2013.

Renewable Energy and Power, Inc.
Notes to Financial Statements

Sublease of office space from MDI

The Company sub-leases office space from MDI with the term commencing October 15, 2012 and ending May 1, 2014 at a monthly rate of $2,500. Rent expense totaled $27,500 and is included in accounts payable to MDI at September 30, 2013. The deposit for the facility is $5,000 and the amount was included in accounts payable, MDI at September 30, 2013.

MDI payment of operating expenses

MDI paid office expenses of the Company totaling $3,765 and are included in accounts payable, MDI at September 30, 2013.

Note 5 – Related Party Transactions with Multichip Assembly, Inc. (MAI)

Acquisition of Multichip Assembly, Inc.

In connection with the purchase of MAI on March 4, 2013 from an initial shareholder of the Company, the Company acquired inventory valued at $250,000 and assumed a convertible note payable to an initial shareholder of the Company totaling $250,000. Inventory was recorded at the value of the note. The convertible note payable bore an interest rate of 8%, matures on December 31, 2014, and converts into shares of common stock at a rate of $0.01 at the option of the lender. On March 21, 2013, the note payable was converted to 25,000,000 shares of restricted common stock. Since the fair market value of the Company’s common stock is not readily determinable, there was no gain or loss recognized on the conversion.

Donation of property and equipment

MAI contributed equipment of $12,500 to the Company. The amount is recorded as an increase in additional paid-in capital on the statement of shareholders’ equity.

Note 6 – Related Party Transactions with Initial Shareholder Group

On October 15, 2012, the Company purchased designs, prototype and business plans from the initial shareholder group for 42,010,000 shares of restricted common stock valued at the par value of the common stock which totaled $42,010. These shares were recorded as founder shares.

Note 7 – Share Capital

The Company is authorized to issue 200,000,000 shares of common stock with a par value of $.001 and no preferred stock. Upon formation, 42,010,000 shares were issued to the founders of the Company in exchange for extensive design of a solar generating process, and a prototype of a final product. Major shareholders of the Company have donated $2,370 of cash and $12,500 of fixed assets to capital and received no additional shares.

Renewable Energy and Power, Inc.
Notes to Financial Statements

Note 8 – Income Taxes

The Company had a federal net operating tax loss carry-forward of approximately $187,000 as of September 30, 2013. The tax loss carry-forwards are available to offset future taxable income with the federal carry-forwards beginning to expire in 2033.

The difference between the expected income tax expense (benefit) and the actual tax expense (benefit) computed by using the Federal statutory rate of 34% is as follows:

Expected income tax benefit at statutory rate of 34%	$72,400
Change in valuation allowance	(72,400)
Income tax expense (benefit)	$-

The Company’s provision for income taxes differs from applying the statutory U.S. federal income tax rate to the income before income taxes. The primary differences result from deducting certain expenses for financial statement purposes but for federal income tax purposes.

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset, are as follows:

Deferred tax assets:
Tax benefit of net operating loss carry-forward	$63,500
Book and tax difference for amortization	8,900
Less: valuation allowance	(72,400)
Net deferred tax asset	$-

At September 30, 2013 the deferred tax valuation allowance increased by $72,400. The realization of the tax benefits is subject to the sufficiency of taxable income in future years. The deferred tax assets represent the amounts expected to be realized before expiration.

The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits. As of September 30, 2013, the Company established valuation allowances equal to the full amount of the net deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

For the period ended September 30, 2013, no amounts have been recognized for uncertain tax positions and no amounts have been recognized related to interest or penalties related to uncertain tax positions. The Company has determined that it is not reasonably likely for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months. The Company is currently subject to a three year statute of limitations by major tax jurisdictions.

Renewable Energy and Power, Inc.
Condensed Balance Sheet
March 31, 2014 (Unaudited) and September 30, 2013

Assets
	2014	2013
Current Assets:
Cash	$11	$80
Accounts receivable from MDI (Notes 4 and 5)	569,532	327,080
Inventories	399,256	354,674
Total current assets	968,799	681,834

Property and equipment, net of
accumulated depreciation of $62,821 and $40,921	387,679	409,579
Intangibles, net of accumulated amortization
of $70,835 and $45,833	221,175	246,177
Other assets	5,000	5,000
	$1,582,653	$1,342,590

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable to MDI (Notes 4 and 5)	$721,324	$402,656
Accounts payable to others	31,566	11,566
Accrued interest payable to shareholder	28,333	18,333
Total current liabilities	781,223	432,555

Convertible note payable to MDI (Note 7)	250,000	250,000
Total liabilities	1,031,223	682,555

Commitments and Contingencies

Shareholders' Equity:
Common stock, 200,000,000 shares authorized, par value $.001
per share, 74,521,720 shares issued and outstanding	74,522	74,522
Additional paid-in capital	798,530	798,530
Accumulated deficit	(321,622)	(213,017)
Total shareholders' equity	551,430	660,035
	$1,582,653	$1,342,590

The accompanying notes are an integral part of these condensed financial statements.

Renewable Energy and Power, Inc.
Condensed Statements of Operations
For the Three Months Ended March 31, 2014 and 2013 and for the
Six Months Ended March 31, 2014 and for the Period from October 15, 2012 (Inception) through March 31, 2013
Unaudited

	For the Three Months Ended		For the Six Months Ended
	2014	2013	2014	2013

Revenues	$112,500	$43,567	$242,452	$43,567

Cost of revenues:
Direct production costs	90,225	37,812	194,445	37,812

Gross profit	22,275	5,755	48,007	5,755

Operating expenses:
General and administrative	14,876	11,720	45,708	44,364
Amortization	12,501	12,501	25,002	20,831
Depreciation	10,950	10,950	21,900	19,021
Consultants	11,000	41,002	54,002	74,670
Interest expense	5,000	5,000	10,000	8,333
	54,327	81,173	156,612	167,219
Net loss from operations before federal income taxes	(32,052)	(75,418)	(108,605)	(161,464)

Federal income taxes	-	-	-	-

Net loss	$(32,052)	$(75,418)	$(108,605)	$(161,464)

Loss per share, basic and dilutive	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding	74,521,720	60,021,900	74,521,720	60,021,900

The accompanying notes are an integral part of these condensed financial statements.

Renewable Energy and Power, Inc.
Condensed Statement of Shareholders' Equity
For the Six Months Ended March 31, 2014
Unaudited

			Additional
			Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total

Balance at September 30, 2013	74,521,720	$74,522	$798,530	$(213,017)	$660,035

Net loss	-	-	-	(108,605)	(108,605)

Balance at March 31, 2014	74,521,720	$74,522	$798,530	$(321,622)	$551,430

The accompanying notes are an integral part of these condensed financial statements.

Renewable Energy and Power, Inc.
Condensed Statements of Cash Flows
For the Six Month Period Ended March 31, 2014 and the
Period from October 15, 2012 (Inception) through March 31, 2013
(Unaudited)

	2014	2013
Cash flows from operating activities:
Net loss	$(108,605)	$(165,952)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	46,902	39,852
Consultants paid with stock
Changes in operating assets and liabilities:
Accounts receivable from MDI	(242,452)	(43,567)
Inventories	(44,582)	(7,845)
Other assets
Accounts payable to MDI	318,668	163,172
Account payable to others	20,000	-
Accrued interest payable to shareholder	10,000	-
Net cash used in operating activities	(69)	(14,340)

Cash flows from investing activities	-	-

Cash flows from financing activities:
Cash received for common stock	-	14,370
Net cash provided by financing activities	-	14,370

Net increase (decrease) in cash	(69)	30

Cash at beginning of period	80	-

Cash at end of period	$11	$30

Supplemental Disclosures of Non-Cash Investing and Financing Activities

Property and equipment acquired for convertible note payable from MDI	$-	$438,000
Inventory acquired for convertible note payable from an initial shareholder	$-	$250,000
Conversion of convertible notes payable to MDI and an initial shareholder to equity	$-	$(438,000)
Intangibles acquired from MDI for convertible note payable	$-	$250,000
Intangibles acquired for restricted common stock to initial shareholder group	$-	$42,010

The accompanying notes are an integral part of these condensed financial statements.

Renewable Energy and Power, Inc.
Notes to Condensed Financial Statements
(Unaudited)

Note 1 – Nature of Business and Basis of Presentation

Renewable Energy and Power, Inc. (the Company) (REAP) was incorporated on October 15, 2012, under the laws of the State of Nevada, for the purpose of conducting all legal business. The Company is engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products are intended to lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), as amended for interim financial information

The financial information as of March 31, 2013 is derived from the audited financial statements presented in the company’s Form 10 Registration Statement filed with the SEC on June XX, 2014 for the period ended September 30, 2013. The unaudited interim financial statements should be read in conjunction with the Company’s Form 10 Registration Statement, which contains the audited financial statements and notes thereto, together with Management’s Discussion of Financial Condition and Results of Operations, for the period ended September 30, 2013.

Certain information or foot note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting.  Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows.  It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.  The interim results for the three and six months ended March 31, 2014 are not necessarily indicative of results for the full fiscal year.

The solar process is expected to increase the conversion of heat to electricity, and is patterned after technology that has been used in space exploration for many years.

Note 2 – Going Concern

These financial statements for the period ended March 31, 2014 were prepared assuming the Company will continue as a going concern. Through the six months ended March 31, 2014, the Company has incurred total losses of $ 321,622.  The Company will need to generate significant revenue in order to achieve profitability and may never become profitable.

The Company has begun principal operations and, as is common with a start-up company, the Company has had recurring losses during its early stage. The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other material assets, nor does it have an established source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern.  In the interim, shareholders of the Company have committed to meeting its minimal operating expenses

Renewable Energy and Power, Inc.
Notes to Condensed Financial Statements
(Unaudited)

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes. These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Use of Estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Revenue Recognition

The Company recognizes revenue from sales at the time the products are shipped, the price is determinable, the customers are invoiced and payment is reasonably assured. Invoices are due on a net 30 day basis. Shipping and handling costs are billed to customers and netted against shipping and handling expenses incurred by the Company, which are included in cost of revenues. All of the Company’s sales are to Multichip Display, Inc. (MDI), a shareholder of the Company.  See Notes 4 and 5 for an explanation as to why no payments for sales have been made to date.

Cash and Cash Equivalents

Cash and cash equivalents include short-term cash investments that have an initial maturity of 90 days or less and there were no cash material equivalents as of March 31, 2014.

Depreciation and Amortization

Fixed assets, consisting mainly of manufacturing equipment, are depreciated over an estimated life of ten years. Patents and other intangibles are amortized over an estimated life of five years.

Fair Value Measurements

Accounting Standards Codification (ASC)  Topic 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the customer’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Renewable Energy and Power, Inc.
Notes to Condensed Financial Statements
(Unaudited)

Fair Value of Financial Instruments

In accordance with the reporting requirements of ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at the balance sheet dates.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Per Share Information

The Company computes net loss per share in accordance with ASC 205 “Earnings per Share”.   ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.  Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.  As of March 31, 2014 and 2013, the Company has 2,500,000 potentially dilutive shares.

Note 4 – Accounts Receivable

On March 31, 2014 the total accounts receivables of $569,532 were current in all respects, but were all owed by one related party.  There is an exclusive contract to manufacture products under contract from Multichip Display, Inc. (MDI).  MDI will be the sales agent for certain government and private company contracts; REAP will manufacture products based on bid prices as agreed between the parties. See Note 5.

As part of the agreement, MDI has agreed to support the operations of the Company through November 1, 2014. The account payable is owed to MDI and has a right of offset clause included in it which has not been exercised by either party.  For the six months ended March 31, 2014 and for the period from October 15, 2012 (Inception) through 2013, all of the Company’s revenues and accounts receivable resulted from transactions with MDI.  See Note 5.

Renewable Energy and Power, Inc.
Notes to Condensed Financial Statements
(Unaudited)

Note 5 – Related Party Transactions with Multichip Display, Inc.

MDI is owned by a shareholder of the Company.  The Company has an exclusive contract to manufacture products under contract from MDI.  MDI will be the sales agent for certain government and private company contracts; REAP manufactures products based on bid prices as agreed between the parties. The Company has also agreed to purchase parts from MDI.  As part of the agreement, MDI has agreed to support the operations of the Company through November 1, 2014.  MDI is both a significant customer and significant vendor of the Company.  All of the Company’s sales and accounts receivable of $569,532 since inception (October 15, 2012) resulted from transactions with MDI.

Transactions between the Company and MDI are identified below:

	For the Six Months Ended		For the Period from
	Ended March 31, 2014		Inception to March 31, 2013
	Amount	Percent	Amount	Percent

Sales to MDI	$242,452	100%	$327,080	100%
Receivable from MDI	569,532	100%	327,080	100%
Inventory purchases from MDI	221,877	100%	42,304	100%
Accounts payable to MDI	694,814	n/a	402,656	n/a

The agreement with MDI includes an offset clause for accounts receivable from MDI and accounts payable to MDI.  Neither party has requested to offset the balance. See Note 4.

Acquisition of equipment from MDI

On November 2, 2012, the Company acquired equipment from MDI totaling $438,000 through the issuance of a convertible note payable.  The Company obtained an appraisal of the equipment on October 25, 2012 which valued the equipment at $438,000 just prior to the acquisition.  The convertible note payable bore an interest rate of 8% and matures on December 31, 2014.  The rate of conversion is $0.10 per share and is convertible at the option of the lender.  On January 7, 2013, the convertible note payable was converted into 4,330,000 shares of common stock. Since the fair market value of the Company’s common stock is not readily determinable, there was no gain or loss recognized on the conversion.

Acquisition of intangibles from MDI

On November 2, 2012, the Company acquired designs and technology for the light emitting diode manufacture from MDI totaling $250,000 through the issuance of a convertible note payable.  The Company obtained an appraisal of intangibles dated October 25, 2012 to determine the fair market value which approximated the cost.  The convertible note payable bears an interest rate of 8% and matures on December 31, 2014.  The rate of conversion is $0.10 per share and is convertible at the option of the lender.  If the lender converts, all accrued interest is forfeited. The note balance outstanding is $250,000 and accrued interest is $28,333 at March 31, 2014.

Renewable Energy and Power, Inc.
Notes to Condensed Financial Statements
(Unaudited)
Sublease of office space from MDI

The Company sub-leases office space from MDI with the term commencing October 15, 2012 and ending November 15, 2015 at a monthly rate of $2,500.  Rent expense totaled $12,500 and is included in accounts payable to MDI at March 31, 2014.  The deposit for the facility is $5,000 and the amount was included in accounts payable, MDI at March 31, 2014.

Note 6 – Share Capital

We are authorized to issue 200,000,000 shares of common stock and no preferred stock.  Upon formation, 42,010,000 were issued to the founders of the Company in exchange for extensive design of a solar generating process, and a prototype of a final product.  On October 31, 2012, 2,000,000 shares were issued for $10,000.  In February 2013, 4,330,000 shares were issued in a debt conversion for the equipment of MDI Industries, Inc.  In March 2013, 25,000,000 shares were issued in a debt conversion.  In June 2013, 1,181,720 restricted common shares were issued for unpaid wages. Major shareholders of the Company have donated $4,370 to capital and received no additional shares.

Note 7 – Intangible Assets

The Company acquired a number of intangible assets, such as designs, customer lists and specifications of products to be manufactured.  These assets were assigned a value equal to the par value of the shares of common stock that were issued for the acquisition or for the face value of the debt incurred at the acquisition date.

 Note 8 – Income Taxes

The Company had a federal net operating tax loss carry-forward of approximately $280,000 as of March 31, 2014.  The tax loss carry-forwards are available to offset future taxable income with the federal carry-forwards beginning to expire in 2033.

The difference between the expected income tax expense (benefit) and the actual tax expense (benefit) computed by using the Federal statutory rate of 34% is as follows:

	For the Six Months Ended March 31,	For the Period from October 15, 2012 (Inception) to September 30,
	2014	2013

Expected income tax benefit at statutory rate of 34%	$36,900	$56,400
Change in valuation allowance	(36,900)	(56,400)
Income tax expense	$-	$-

Renewable Energy and Power, Inc.
Notes to Condensed Financial Statements
(Unaudited)

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes.  Temporary differences, which give rise to a net deferred tax asset, are as follows:

	March 31,
	2014	2013
Deferred tax assets:
Tax benefit of net operating loss carry-forward	$95,200	$63,500
Book and tax difference for amortization	14,100	8,900
Less: valuation allowance	(109,300)	(72,400)
Net deferred tax asset	$-	$-

At March 31, 2014 the deferred tax valuation allowance increased by $36,900.  The realization of the tax benefits is subject to the sufficiency of taxable income in future years.  The deferred tax assets represent the amounts expected to be realized before expiration.

The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets.  The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits.  As of March 31, 2014, the Company established valuation allowances equal to the full amount of the net deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

For the six months ended March 31, 2014 and for the period from October 15, 2012 (Inception) through March 31, 2013, no amounts have been recognized for uncertain tax positions and no amounts have been recognized related to interest or penalties related to uncertain tax positions. The Company has determined that it is not reasonably likely for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months. The Company is currently subject to a three year statute of limitations by major tax jurisdictions.